                                                                                                      EXHIBIT 11
                                          BERGEN BRUNSWIG CORPORATION
                                          ---------------------------

                                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
                                  FOR THE THIRD QUARTER AND NINE MONTHS ENDED
                                         JUNE 30, 1994 AND MAY 31, 1993
                                    (in thousands except per share amounts)
                                                                 THIRD QUARTER                 NINE MONTHS
                                                            ------------------------    ------------------------
                                                             June 30,       May 31,      June 30,       May 31,
                                                               1994          1993          1994          1993
                                                            ------------------------    ------------------------
                                                                  (Unaudited)                  (Unaudited)
DATA AS TO EARNINGS:

  Earnings before extraordinary loss                        $   15,027    $   14,451    $   39,887    $   41,735
  Extraordinary loss from early extinguishment of debt,
    net of taxes on income                                           -             -             -        (2,570)
                                                            ----------    ----------    ----------    ----------
      Net earnings applicable to common
        and common equivalent shares                        $   15,027    $   14,451    $   39,887    $   39,165
                                                            ==========    ==========    ==========    ==========

DATA AS TO NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES:

  Weighted average number of shares outstanding:
    Class A Common Stock                                    36,985,682    35,488,213    36,103,326    35,163,714
    Class B Common Stock                                             -       100,492        54,234       100,492
  Shares of Class A Common Stock to be issued from
    assumed conversion of remainder of Class B Stock                 -       857,046       462,533       857,046
  Common equivalent shares assuming issuance of shares
    represented by outstanding employees' stock options:
    Additional shares assumed to be issued                     539,107       249,518       575,318       503,890
    Reduction of such additional shares assuming proceeds
      invested in treasury stock (at average market stock
      prices during each period)                              (461,887)     (168,161)     (489,616)     (380,006)
                                                            ----------    ----------    ----------    ----------
        Average number of common and common
          equivalent shares outstanding                     37,062,902    36,527,108    36,705,795    36,245,136
                                                            ==========    ==========    ==========    ==========

EARNINGS PER COMMON AND COMMON EQUIVALENT
  SHARE OUTSTANDING:

    Before extraordinary loss                               $      .41    $      .40    $     1.09    $     1.15
    Extraordinary loss                                               -             -             -          (.07)
                                                            ----------    ----------    ----------    ----------
      Net earnings                                          $      .41    $      .40    $     1.09    $     1.08
                                                            ==========    ==========    ==========    ==========

Reference is made to Notes D, E and F in the accompanying Notes to Consolidated Financial Statements.


                                                       26
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

                                                                                                         EXHIBIT 11.1
                                        BERGEN BRUNSWIG CORPORATION
                                        ---------------------------

                          COMPUTATION OF EARNINGS PER SHARE ASSUMING FULL DILUTION
                                FOR THE THIRD QUARTER AND NINE MONTHS ENDED
                                       JUNE 30, 1994 AND MAY 31, 1993
                                  (in thousands except per share amounts)
                                                                      THIRD QUARTER                 NINE MONTHS
                                                                 ------------------------    ------------------------
                                                                  June 30,       May 31,      June 30,       May 31,
                                                                    1994          1993          1994          1993
                                                                 ------------------------    ------------------------
                                                                        (Unaudited)                 (Unaudited)
NET EARNINGS APPLICABLE TO COMMON AND
  COMMON EQUIVALENT SHARES (see Exhibit 11)                      $   15,027    $   14,451    $   39,887    $   39,165
    Interest on Convertible Zero Coupon-Subordinated
      Notes (6-3/4% yield to maturity), net of tax effect                 -             -             -         3,812
                                                                 ----------    ----------    ----------    ----------
      Net earnings applicable to common and common
        equivalent shares assuming full dilution                 $   15,027    $   14,451    $   39,887    $   42,977
                                                                 ==========    ==========    ==========    ==========

DATA AS TO NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES ASSUMING FULL DILUTION:
  Average number of common and common equivalent
    shares outstanding (see Exhibit 11)                          37,062,902    36,527,108    36,705,795    36,245,136
  Additional shares of Class A Common Stock resulting
    from assumed conversion of Convertible Zero
    Coupon-Subordinated Notes (6-3/4% yield to maturity)                  -             -             -     4,637,733
  Excess of incremental shares assumed to be issued
    under stock options (using market prices at end of each
    period) over shares used in computing primary earnings
    per share (using average market prices during each period)            -         2,074         4,788           691
                                                                 ----------    ----------    ----------    ----------
      Average number of common and common equivalent
        shares outstanding assuming full dilution                37,062,902    36,529,182    36,710,583    40,883,560
                                                                 ==========    ==========    ==========    ==========

EARNINGS PER COMMON AND COMMON EQUIVALENT
  SHARE OUTSTANDING ASSUMING FULL DILUTION:
    Before extraordinary loss                                    $      .41    $      .40    $     1.09    $     1.11
    Extraordinary loss                                                    -             -             -          (.06)
                                                                 ----------    ----------    ----------    ----------
        Net earnings                                             $      .41    $      .40    $     1.09    $     1.05
                                                                 ==========    ==========    ==========    ==========

Reference is made to Notes D, E and F in the accompanying Notes to Consolidated Financial Statements.

                                                         27
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